Exhibit 99.2

Verano Announces the Opening of Zen Leaf Clarksburg, the Company’s Fourth West Virginia Dispensary and 111th Location Nationwide

●	Zen Leaf Clarksburg is located at 254 Emily Drive, a busy thoroughfare with an average daily traffic count of 17,520 vehicles[1]
●	The dispensary is based in Harrison County, which has a population over 65,000[2]
●	Verano’s active operations span 13 states, comprised of 111 dispensaries and 13 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, August 19, 2022 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the opening of Zen Leaf Clarksburg on Friday, August 19, 2022, the Company’s fourth dispensary in West Virginia and 111th nationwide. Zen Leaf Clarksburg, located at 254 Emily Drive, is open Wednesday through Saturday from 11 a.m. to 7 p.m. and Sunday from 10 a.m. to 4 p.m., local time.

Zen Leaf Clarksburg joins Verano’s three additional West Virginia Zen Leaf locations in Morgantown, Westover and Wheeling. According to West Virginia’s Office of Medical Cannabis, there are currently over 11,400 approved medical cannabis patients in the state. West Virginia medical cannabis sales are projected to reach $29 million by 2026, as reported by MJBiz Factbook 2022.

“We’re excited to open Zen Leaf Clarksburg, our fourth dispensary in West Virginia, to continue serving the state’s growing medical cannabis community,” said George Archos, Verano Founder and Chief Executive Officer. “With the addition of Zen Leaf Clarksburg, we are now well-positioned to serve patients in central West Virginia, and look forward to welcoming the medical cannabis community to experience our patient-centric hospitality and care.”

Across West Virginia, Verano has permits issued by West Virginia’s Office of Medical Cannabis to operate a cultivation and processing facility, along with seven total medical cannabis dispensaries that are projected to continue opening in 2022 and 2023, subject to customary approvals.

As a demonstration of Verano’s commitment to provide a convenient and reliable experience for West Virginia patients, Zen Leaf offers one-on-one virtual and in-store consultations at no cost to the patient, and provides patient-centric concierge services via phone (304-557-1141), email, web chat and text to address patient questions and inquiries.

For more information about Zen Leaf Clarksburg medical cannabis dispensary, visit ZenLeafDispensaries.com.

1 West Virginia Department of Transportation

2 United States Census Bureau

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 13 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s registration statement on Form 10, as amended, and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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